Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-260025 on Form S-8 of our report dated March 31, 2022, relating to the financial statements of Celularity, Inc. appearing in this Annual Report on Form 10-K/A of Celularity, Inc., for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Morristown, New Jersey

July 15, 2022